Exhibit (a)(5)(H)

                                                  UNITED STATES DISTRICT COURT
                                             FOR THE DISTRICT OF MASSACHUSETTS


--------------------------------
                                )
                                )
                                )
MAXWELL SHOE COMPANY, INC.,     )
                                )
            Plaintiff           )
                                )
     v.                         )
                                )
JONES APPAREL GROUP, INC., AND  )
MSC ACQUISITION CORP.,          )       Case No. 04 CV 10635
                                )
            Defendants.         )
                                )
                                )
                                )
                                )
--------------------------------

                       DEFENDANTS' MOTION TO DISMISS AND
                         FOR PARTIAL SUMMARY JUDGMENT

     Jones Apparel Group, Inc. and MSC Acquisition Corp. (collectively "Jones

Apparel") move to dismiss the complaint pursuant to Rule 12(b)(6) of the

Federal Rules of Civil Procedure, except as to plaintiff's claims regarding

Mr. Harold Leppo's alleged consulting arrangement with Financo and/or Jones

Apparel (described, in part, at paragraphs 75 through 80 and 81 through 91 of plaintiff's Amended Complaint) for which Jones Apparel moves for partial summary judgment pursuant to Rule 56.

     The basis for Jones Apparel's Motion is set forth in the accompanying memorandum and declarations.

                                Respectfully submitted,


                                 /s/ Christopher Dillon
                                ----------------------------
                                John D. Donovan, Jr. (130950)
                                Christopher Dillon (640896)
                                ROPES & GRAY LLP
                                One International Place
                                Boston, Massachusetts 02110
                                617-951-7000

                                Counsel for Jones Apparel Group, Inc., and
                                MSC Acquisition Corp.


        Paul C. Saunders
        Timothy G. Cameron
        Cravath, Swaine & Moore LLP
        Worldwide Plaza
        825 Eight Avenue
        New York, New York 10019
        212-474-1000


        April 30, 2004

                            CERTIFICATE OF SERVICE

     I hereby certify that on April 30, 2004, I caused a true copy of the above document to be served by hand upon counsel of record for the plaintiff.


                                         /s/ Christopher Dillon
                                        -------------------------
                                        Christopher Dillon


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